Contacts:	Carol K. Nelson, CEO 425.339.5500 www.cascadebank.com	NEWS RELEASE

Cascade Financial Announces Management Change

Everett, WA – January 13, 2010 – Cascade Financial Corporation (NASDAQ: CASB), parent company of Cascade Bank (jointly “Cascade”), today announced that Lars Johnson, Chief Financial Officer, is no longer employed by Cascade.

“We are in the process of initiating a search for a Chief Financial Officer,” stated Carol K. Nelson, President and CEO.  “In the interim, Terry Stull, Cascade’s Senior Vice President and Controller, will serve as the Company’s Chief Accounting Officer.”

Cascade expects to report a profitable fourth quarter and will release details on its earnings after the market closes on January 26, 2010.  Management will host a conference call at 11:00 a.m. PST the following day.

About Cascade Financial

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in Everett, Washington.  Cascade Bank has proudly served the Puget Sound region for over 90 years and operates 22 full service branches in Everett, Lynnwood, Marysville, Mukilteo, Shoreline, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens, Bellevue, Snohomish, North Bend, Burlington and Edmonds.

In October 2009, Cascade Bank was named Favorite Snohomish County Company in the fourth annual NW.Jobs.com People’s Picks awards.  In June 2009, Cascade was ranked #55 on the Seattle Times’ Northwest 100 list of public companies.  In April 2009, Cascade was ranked #5 on the Puget Sound Business Journal’s list of largest bank companies headquartered in the Puget Sound area.

Note:  Transmitted on GlobeNewswire on January 13, 2010 at 5:00 a.m. PST.